Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is made as of the 31st day of January, 2023, by and between TLSS Acquisition, Inc., a Delaware corporation (the “Assignor”) and TLSS-STI, Inc., a Delaware corporation (the “Assignee”).

A. Assignor has entered into that certain Stock Purchase and Sale Agreement with Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (collectively, the “Companies”) and Kathryn Boyd, Clyde Severance and Robert Severance, collectively, as the shareholders of the Companies (collectively, the “Shareholders” and hereinafter, collectively, the “Seller”), as well as Kathryn Boyd, as the Shareholders’ representative (the “Shareholders’ Representative”) last dated January 4, 2023, as joined in by R|A Feingold Law & Consulting, P.A., as closing agent and escrow agent (collectively, the “Agreement”) with respect to sale of one hundred (100%) percent of all of the issued and outstanding shares of stock of the Companies (the “Shares”).

B. Assignor desires to assign to Assignee, and Assignee desires to be assigned, all of Assignor’s right, title and interest in and to the Agreement.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby assigns unto Assignee all of Assignor’s right, title and interest in the Agreement.

2. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all obligations of Assignor under the Agreement.

3. This Assignment and Assumption is absolute and is not intended to be a security instrument. Assignor and Assignee each represent and warrant to the other that it has full power and lawful authority to execute and deliver this Assignment and Assumption, and Assignor and Assignee each agree to execute such further instruments as the other may reasonably request to confirm the assignment and assumption of the Agreement as set forth herein.

EXECUTED as of the day and year first above written.

ASSIGNOR:

TLSS Acquisition, Inc., a Delaware corporation

By:	/s/ Sebastian Giordano
Sebastian Giordano, Chief Executive Officer

ASSIGNEE:

TLSS-STI, Inc., a Delaware corporation

By:	/s/ Sebastian Giordano
Sebastian Giordano, Chief Executive Officer